Exhibit 5.1

June 5, 2015

Twitter, Inc.

1355 Market Street, Suite 900

San Francisco, CA 94103

Re:Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S‑3 (the “Registration Statement”), to be filed on or about June 5, 2015 by Twitter, Inc. (the “Company”) with the Securities and Exchange Commission in connection with the registration for resale under the Securities Act of 1933, as amended (the “Securities Act”), of up to 10,425,616 shares of the Company’s common stock, $0.000005 par value per share (the “Shares”).

We are acting as counsel for the Company in connection with the registration for resale under the Securities Act of the Shares. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.